                                                                    EXHIBIT 10.8

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this "Amendment") is made and entered into by and between FTP Software, Inc., a Massachusetts corporation (the "Company"), and Glenn C. Hazard ("Employee"), effective as of the 19th day of June, 1997.

WHEREAS, the Company and Employee have entered into an Employment Agreement dated as of July 29, 1996 (the "Agreement") (capitalized terms used but not defined herein shall have the meanings specified in the Agreement);

WHEREAS, the Company and Employee desire to extend the term of the Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. EXTENSION OF TERM. The term of the Agreement is hereby extended to September 30, 1997. From and after the date hereof, the term "Term" as used in the Agreement shall mean the period beginning on the Effective Date and ending on September 30, 1997.

2. EFFECT ON AGREEMENT. Except as specifically amended hereby, the Agreement shall continue in full force and effect. From and after the date hereof, references in the Agreement to "this Agreement" shall be deemed to be references to the Agreement as amended hereby.

IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company, by its duly authorized representative, and by Employee, effective as of the date first above written.

EMPLOYEE:                                  FTP SOFTWARE, INC.


/s/ GLENN C. HAZARD                        By:/s/ DOUGLAS F. FLOOD
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Glenn C. Hazard                               Douglas F. Flood
                                              Senior Vice President